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                                                                  Exhibit 10.3
                                      NOTE




                                                             Chicago, Illinois
$20,000,000                                                  December 16, 1997


                  The undersigned, FOR VALUE RECEIVED, promises to pay to the order of STRATEGIC ACQUISITION PARTNERS, LLC, a Nevada limited liability company ("Lender"), TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of the Loan made by the Lender to the undersigned pursuant to the Credit Agreement referred to below. The principal amount due under this Note shall be payable as set forth in the Credit Agreement (as hereinafter defined).

                  The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

                  Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

                  This Note is the Note described in, and is subject to the terms and provisions of, that certain Credit Agreement, dated as of December 16, 1997 (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), between the undersigned and Lender. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement. Payment of this Note is secured by a security interest and pledge of certain property and assets of the Borrower as more fully set forth in the Pledge Agreement and the Related Documents. Reference is hereby made to the Credit Agreement and the Related Documents for a statement of the prepayment rights and obligations of the undersigned, the nature and extent of the collateral security and the rights of the parties to the Related Documents in respect of such collateral security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.

                  In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement and the Related Documents, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses actually incurred, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.



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                  The undersigned, whether as maker, endorser, or otherwise, waives presentment for payment, demand, protest and notice of dishonor.

                  THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                    CENTRAL RESERVE LIFE CORPORATION


                                     By:  /s/ Frank W. Grimone
                                          ------------------------------------
                                     Name: Frank W. Grimone
                                          ------------------------------------
                                     Title: Exec. Senior V.P. and Chief
                                            Financial Officer (CFO)
                                          ------------------------------------